Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Super Vision International, Inc. (the “Company”) for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brett M. Kingstone, as Chief Executive Officer of the Company, and Danilo Regalado, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ BRETT M. KINGSTONE

Dated: November 3, 2003		Brett M. Kingstone Chief Executive Officer

	By:	/s/ DANILO REGALADO

Dated: November 3, 2003		Danilo Regalado Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Super Vision International, Inc. and will be retained by Super Vision International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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